16140 SAND CANYON AVE., SUITE 100
IRVINE, CALIFORNIA 92618

HALL&COMPANY Certified Public Accountants, Inc.                  (949) 910-HALL (4255)
TAX, FINANCIAL AND BUSINESS ADVISORY SERVICES                                FAX (949) 910-4256

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form SB-2 of our report dated March 31, 2005, relating to the consolidated financial statements of Bullion River Gold Corp., SEC File No. 333-85414, and to the reference to our Firm under the caption
"Experts" in the Prospectus.

                                                A Professional Accountancy Corporation
                                                Irvine, California
                                                May 10, 2005